SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                     SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)          PRICE(2)

 COMMON STOCK-DOVER DOWNS ENTERT

MJG ASSOCIATES
          GABELLI INTERNATIONAL LTD
                      12/08/04            4,500-           11.3740

	    GAMCO INVESTORS, INC.
                      12/17/04            8,000-           12.4145
                      12/14/04            7,000-             *DO
                      12/13/04           46,700            11.5736
                      12/13/04           12,000            11.5736
                      12/10/04           57,627-           12.0000
                      12/10/04           46,859-           12.0000
                      12/08/04            1,800            11.3650
                      12/08/04           11,900-           11.3782
                      11/09/04            4,000              *DI
                      11/08/04            3,000              *DI

          GABELLI ADVISERS, INC.
                      12/10/04            2,372-           12.0000
     GABELLI FUNDS, LLC.
          GABELLI VALUE FUND
                      12/10/04           17,475-           12.0000

	    GABELLI SMALL CAP GROWTH FUND
                      12/10/04           21,636-           12.0000

	    GABELLI CAPITAL ASSET FUND
                      12/10/04            5,617-           12.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.